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                                                                EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the use of our report dated January 28, 2003, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2002 in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX).

We also consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment thereto (Registration Nos. 33-2084, 333-60134, 333-84016 and 333-84016-01) and in each Form S-8 Registration
Statement or Post-Effective Amendment thereto (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-57029,
333-09213, 333-73429, 333-32008, 333-43382, 333-48896 and 333-66604) of our
report dated January 11, 2003, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2002 included in this Annual Report (Form 10-K) of CSX for the fiscal year ended December 27, 2002.



/s/ Ernst & Young LLP                          /s/ KPMG LLP

Jacksonville, Florida                          Norfolk, Virginia
February 24, 2003                              February 24, 2003